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                                                                   Exhibit 10.31

                             SUBORDINATED DEBENTURE

$192,000.00                                                         May 24, 2001

     FOR VALUE RECEIVED, the undersigned, NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION (the "Maker"), hereby promises to pay to the order of INTERNATIONAL TOURS, INC. (the "Payee") the principal amount of ONE HUNDRED NINETY TWO THOUSAND DOLLARS AND No/l00 Dollars ($192,000.00), together with interest at a rate per annum equal to ten percent (10%).

     This Subordinated Debenture will be paid in installments, as follows: quarterly installments of interest only, with the first such installment due and payable September 1, 2001, and with each successive installment being paid on the 1st day of each succeeding December, March, June and September; and (ii) one installment of principal for the full principal balance of this Note, together with any accrued interest unpaid thereon, due and payable on June 1, 2003.

     This Subordinated Debenture is one of the Subordinated Debentures being issued by Maker out of a possible aggregate total of up to $1,000,000 in the principal amount (the "Aggregate Debentures").

     This Subordinated Debenture is subordinate and inferior in right of payment to (i) the $175,000 Promissory Note of Maker dated April 1, 2000 payable to Lamar E. Ozley, Jr. and (ii) the Promissory Note of Maker in the original principal amount of $550,000 dated December 1, 2000 and payable to the persons identified therein as the Robinson Group, Morton Group and McCall Group (the "Senior Debt"). No payment of principal or interest hereunder shall be payable by Maker at any time if any of the Senior Debt has not been paid in accordance with its terms and no payments shall be required hereunder until such time as the Senior Debt shall be brought current, at which time any accrued payments hereunder shall be due and payable.

     This Subordinated Debenture will rank pari passu with each of the other Aggregate Debentures in right of payment and priority. This Subordinated Debenture and the Aggregate Debentures shall be prior in right of payment to all other indebtedness for borrowed money of Maker, other than the Senior Debt, and Maker shall cause a statement to such effect to be included in any note or other instrument representing indebtedness for borrowed money incurred by Maker after the date hereof.

     This Subordinated Debenture is not convertible into common stock or any other capital stock of maker.

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     Except as otherwise expressly provided herein, Maker and each surety, endorser, and guarantor of this Subordinated Debenture hereby severally waives demand and presentation for payment, notice of non-payment, protest and notice of protest, and the diligence of bringing suit against any party hereto and consents that time of payment may be extended from time to time without notice thereof to him, her or it.

     All amounts payable hereunder by Maker shall be payable to the Payee at the address set forth below or at such other place as Payee or the holder hereof may, from time to time, indicate in writing to Maker, and shall be made by Maker in lawful money of the United States by check or in cash at such place of payment.

     This Subordinated Debenture may be prepaid in whole or in part at any time and from time to time without premium or penalty. Any partial prepayments shall be applied first to any overdue interest and then to the outstanding principal installments in inverse order of maturity.

     If any payment required to be made hereunder becomes due and payable on a non-business day, the maturity thereof shall extend to the next business day and interest shall be payable at the rate applicable thereto during such extension. The term "business day" shall mean a calendar day excluding Saturdays, Sundays or other days on which banks in the State of Texas are required or authorized to remain closed.

     If this Subordinated Debenture is placed in the hands of an attorney for collection, Maker agrees to pay reasonable attorneys' fees and costs and expenses of collection, including but not limited to court costs.

     Upon the failure of prompt and timely payment when due of any installment of principal or interest under this Subordinated Debenture, such failure continuing for fifteen (15) calendar days after notice thereof from Payee to Maker, then Payee, at Payee's option, may declare the entire unpaid balance of principal and accrued interest hereunder to be immediately due and payable; provided, however, Payee shall have no such right to declare the principal balance and accrued interest hereunder to be immediately due and payable if the failure to make such payment is as a result of Maker not being current with respect to its payments under the Senior Debt, until such time as Maker has brought the Senior Debt back to a current status and, thereafter, Maker shall have failed to bring this Subordinated Debenture back to a current status within fifteen (15) calendar days.

     This Subordinated Debenture shall be governed by and construed in accordance with the laws of the State of Texas and applicable laws of the United States.

     In no contingency or event whatsoever shall the amount paid or agreed to be paid by Maker, received by Payee, or requested or demanded to be paid by Maker exceed the maximum amount permitted by applicable law. In the event any such sums paid to Payee by Maker would exceed the maximum amount permitted by applicable law, Payee shall automatically apply such excess to the unpaid principal amount of this Subordinated Debenture or, if the amount of such

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excess exceeds the unpaid principal amount of this Subordinated Debenture, such excess automatically shall be applied by Payee to the unpaid principal amount of other indebtedness, if any, owed by Maker to Payee, or if there be no such other indebtedness, such excess shall be paid to Maker. All sums paid or agreed to be paid by Maker, received by Payee, or requested or demanded to be paid by Maker which are or hereafter may be construed to be or in respect of compensation for the use, forbearance, or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, spread and allocated throughout the full term of all indebtedness of Maker to Payee, to the end that the actual rate of interest hereon shall never exceed the maximum rate of interest permitted from time to time by applicable law.

     EXECUTED as of the date first above written.


Address of Payee:                     NORTH AMERICAN GAMING AND
                                      ENTERTAINMENT CORPORATION


13150 Coit Road, Suite 125            By:  /s/ E.H. Hawes, II, President
Dallas, Texas 75240                        ________________________________
                                           E. H. Hawes, II, President

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